UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2016

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North #138 Clearwater, FL 33760
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

3512 East Silver Springs Blvd. - #243 Ocala, FL 34470
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the MariJ Group of companies, including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The Assets acquired include office equipment and supplies, vehicles, inventories of raw and finished products, extraction and laboratory equipment, intellectual property, including trade secrets, and cash. As consideration for the Assets, the Company issued to the former shareholders of the MariJ Group 2,474,850 new shares of its Common stock and assumed certain liabilities. A true and accurate copy of the definitive Asset Purchase Agreement is included as Exhibit 10.1 to this Report.

In addition, the Chief Executive Officer of the Company, Steven L. Sample, agreed to dispose of 2,500,000 of his personal shares of Acacia in a window of 38 to 39 months following the Closing of the Transaction. Richard K. Pertile, Chief Executive Officer of the Selling Companies, holds a right of first refusal to acquire those shares. In the transaction, Mr. Sample also provided Mr. Pertile with a stock power, stock pledge, and a proxy to vote those shares. True and accurate copies of the Right of First Refusal to Purchase Common Stock, Stock Power, Stock Pledge, and Proxy are included as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Report.

The Asset Purchase Agreement also included an employment agreement for Steven L. Sample to provide services to the Company through December 31, 2019 and anti-dilution agreement for his stock interests. A true and accurate copy of that Modified Employment Agreement and the Anti-Dilution Agreement are included as Exhibit 10.7 and 10.8 to this Report, respectively.

Mr. Pertile, as Chief Executive Officer of Seller, also executed a non-competition agreement with the Company limiting his involvement in competitive ventures with the Company’s for five years following the Closing. A true and accurate copy of the Non-Competition Agreement is included as Exhibit 10.9 to this Report.

Prior to Closing, the MariJ Group had operated its business at its leased premises in Clearwater, Florida.  The MariJ Group’s operations centered on producing hemp oil products from medicinal hemp plants in the Denver, Colorado area. and also engaged in laboratory testing and certification services relating to hemp oil and related products.  It had planned to introduce its HIPAA compliant software including “seed to sale” RFID tracking technologies and point of sale software with expanded capabilities to the retail sector in the second quarter of 2016, and the newly formed MariJ Pharma subsidiary intends to complete that mission.  The Group performed certain research and development activities relating to medicinal hemp oils, packaging and labeling services for hemp-related products

Item 2.01        Completion of Acquisition or Disposal of Assets.

On January 15, 2016, the Company entered into an agreement to acquire substantially all the Assets of the MariJ Group of Companies, consisting of (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures, LLC.”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016. A true and accurate copy of such agreement is included as Exhibit 10.1 of this Report.

MariJ has developed proprietary processes and procedures that allow it to extract high percentage CBD/very low or 0 percentage THC oils from the hemp plants, which intellectual property was acquired by the Company under the Asset Purchase Agreement.

The Company expects to utilize the various MariJ Group acquired Assets, including certain names and brand properties for the Company’s new Florida subsidiaries, MariJ Pharmaceuticals, Inc. and canna-Cures research & Development Center, Inc., also Florida entities. The Company will also utilize the acquired Assets in any other new and/or expanded operations.

In the transaction, Acacia had the option to, and has chosen to, retain the majority of the MariJ Group employees.

Background and History of the MariJ Group Prior to Acquisition by Acacia Diversified Holdings, Inc.

Contemplated Business of Acacia’s New Subsidiaries Utilizing the Acquired Assets

Product and Service Offerings

On January 15, 2016 the Company acquired the assets and related businesses of the MariJ Group of companies consisting of four (4) entities. The four acquired entities are more fully described below.  The Company, utilizing two newly-formed subsidiaries, intends to utilize the acquired assets and related trade secrets of those four acquired entities in its bid to fill existing and new sales contracts and orders with current and future clients as it seeks to implement its new production procedures and efficiencies.  A description of the plans for each of those new subsidiaries in utilizing the acquired assets follows.

Acquired Entity #1 - MariJ Agricultural, Inc.

The first entity acquired in the transactions of January 15, 2016 was MariJ Agricultural, Inc. (“MariJ Ag”), a Florida corporation. MariJ Ag developed certain proprietary and innovative trade-secreted technology it utilizes in conjunction with high-quality, live resin extractions of CBD oils in the cannabis industry. To date, the Company has specialized in extracting oils from USDA certified organic hemp plants. Its processes and systems were designed to accommodate portability and mobility.   Marij Ag acquired the business of TropiFlora, LLC in order to apply for a new low-THC growers license in Florida in 2015.  MariJ Ag utilized fractionating methods in removing the THC from the hemp oil, formulated compounds for potential use of physicians using its HIPAA compliant software and proprietary “Plant to Patient” Geotracking Technology System, and performed other operations.  MariJ Ag intended to create a bridge between the hemp growers and hemp product retailers through its private labeling and packaging systems. That entity was also in the process of completing construction of its mobile testing and processing laboratory in conjunction with cannabis plants and cannabis oil products.

The operating results of MariJ Ag were included in the audited consolidated operating results of MariJ Ag in 2015.

The First Newly Created Subsidiary – MariJ Pharmaceuticals, Inc.

MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) will receive certain of the assets of the MariJ Group and will place its impetus in the extraction and processing of very high quality, high-CBD/low-THC content medicinal grade cannabis oils from medicinal hemp plants.  MariJ Ag, and now MariJ Pharma, has specialized on organic strains of the plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ Pharma has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ Pharma will seek to become engaged as an owner or co-owner of a grow facility in Florida and/or other location(s) diverse from Florida such as to produce its own plants for processing. MariJ Pharma has also been preparing for the 2016 rollout of its newly-developed, proprietary GeoTraking Technology software that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. The MariJ Group engaged an outside source to develop its proprietary GeoTraking software.  This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products via a sophisticated retail PoS delivery system, the GeoTraking Technology will be among the most advanced systems available.  While MariJ Ag had only began revenue-producing operations in Q4 of 2015, those processes and technologies will provide MariJ Pharma with an opportunity to generate significant revenues going forward in providing valuable safe, efficient, and cost-effective services to processors and ultimate customers.  MariJ Pharma is anticipated to expand its similar operations and revenues substantially in 2016 as an Acacia subsidiary following planned capital expansion based on success in raising the funding necessary to fuel those plans.

MariJ Pharma’s revenues are anticipated to be generated from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ Pharma has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis. That unit has already begun performing extractions and processing of medicinal hemp oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed medicinal cannabis oils.
c.
Laboratory testing and certification services.  MariJ has begun construction of a mobile laboratory and testing unit, also on a heavy-duty mobile chassis, intended to address the growing demand for these services in the medicinal cannabis industry.

d.	Licensing and support of the Company’s GeoTraking Technology systems
e.	Processing and compounding services for medicinal grade cannabis oils

The Company is preparing to seek additional investments and financing to pay the costs of building its second mobile oil extraction and processing unit, to finance final construction of its mobile laboratory and testing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. There can be no assurance the Company will be successful in its plans to generate the required capital.

Acquired Entity #2 - Canna-Cures Research & Development Center, LLC.

The second entity acquired in the transactions of January 15, 2016 was Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”).  Canna-Cures LLC had not yet engaged in operations as of the time of its acquisition by Acacia, and thus was not included in the audited consolidated operating results of MariJ Ag in 2015.

The Second Newly Created Subsidiary – Canna-Cures Research & Development Center, Inc.

The Company’s second newly-formed subsidiary, Canna-Cures Research & Development Center, Inc. “Canna-Cures Inc.”) will receive certain of the assets of the MariJ Group and seek to engage in research and development activities, as well as retail and wholesale distribution of medicinal cannabis products and nutraceuticals, depending upon our ability to comply in each instance with FDA rules and other regulations. As a part of its R&D efforts, the new subsidiary will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for the Company’s medicinal cannabis products.

While this subsidiary has not yet implemented revenue-producing operations, it is anticipated to begin generating revenues after mid-2016. Those revenues will be generated from several activities, including the following:

a.
Canna-Cures, Inc. will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medicinal cannabis related products for dispensing as medications, nutraceuticals, and cosmeceuticals,.  Canna-Cures anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Company has obtained a significant amount of the equipment required to engage in the business of packaging and labeling of medicinal cannabis oils, oil-infused products, and related items.

c.
Retail sales of medicinal cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.

Acquired Entity #3 - JR Cannabis Industries, LLC

The third entity acquired in the transactions of January 15, 2016 was JR Cannabis Industries, LLC (“JR”).  JR was a service business solely providing management services in coordination with the activities of MariJ Agricultural. Following the acquisition of those entities, Acacia determined that it no longer needed services the same as similar to those of JR, and therefore has elected to not recreate it as a subsidiary of the Company.

Generally accepted accounting principles require the “primary beneficiary” of a variable interest entity (“VIE”) to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by the entity.

Using these criteria, the Company has identified that JR is a VIE and that MariJ Ag was the primary beneficiary because JR had an insufficient amount of equity to carry out its operations without financial support from MariJ Ag. In addition, MariJ Ag had the power to direct the activities of JR that most significantly impact JR’s economic performance and MariJ Ag also had the obligation to absorb losses of JR due to the management fee agreement between the two entities. As a result, generally accepted accounting principles required that the accounts of JR be consolidated into those of MariJ Ag, which they were.

The operating results of JR were included in the audited consolidated operating results of MariJ Ag in 2015.

Acquired Entity #4 - TropiFlora, LLC

The fourth and final entity acquired in the transactions of January 15, 2016 was TropiFlora, LLC , a Florida limited liability company (“TropiFlora”). Prior to TropiFlora’s acquisition by MariJ, and ultimately by Acacia, it was a grower with decades of experience in the nursery industry with the capacity to grow large quantities of plants.  MariJ and subsequently Acacia acquired the business of TropiFlora to position itself to be issued a Growers License under the new 2015 Florida cannabis laws.  If successful in obtaining a Florida Growers License, TropiFlora, as an Acacia subsidiary, would cultivate and distribute legal medicinal cannabis products in the state, opening the door to the sale of the non-euphoric strains of cannabis to treat patients with seizure disorders and cancer. However, the State of Florida announced the names of the five applicants that were to be awarded the Growers Licenses, but TropiFlora was not among the winners.  Substantial legal objections have arisen as to the Florida license award process, prompting the filing of a number of complaints and spawning litigation with the State. The Company believes that, among other things, TropiFlora was unfairly judged for the licensing opportunity. The legal complaints instituted by TropiFlora while a part of the MariJ Group of companies and before its acquisition by Acacia left many questions that can only be answered as the cases progress through the administrative and judicial systems.  The Company is currently reviewing the status of its grower license opportunities in Florida. In addition to a grower opportunity in Florida, the Company intends to seek one or more other potential new licensing opportunities in other states.

TropiFlora as an entity of the MariJ Group had no operations in 2015, and thus was not included in the audited consolidated operating results of MariJ Ag in 2015.

The Company may seek to start, acquire, or combine with other service or non-service entities, including those involved in manufacturing, transportation, distribution, chemical products, or otherwise. It is important to our future success to expand the breadth and depth of our offerings to be competitive and to enhance our potentials for growth of revenues and profits. Expansion of our categories and offerings in this manner will require significant additional expenditures and could strain our management, financial and operational resources. For example, we may find it prudent to acquire or build, outfit, and operate a new manufacturing facility or to initiate a new transport subsidiary where one is not currently available. We cannot be certain that we would be able to do so in a cost-effective or timely manner or that we would be able to offer certain products or services in demand by our customers, or to do so in a quality manner. Furthermore, any new product or service offering that is not favorably received by the Company’s clients could damage our reputation. The lack of market acceptance of new products or services or our inability to generate satisfactory revenues from expanded product or service offerings to offset their costs could harm our business. If we do not successfully expand our sales operations, our revenues may fall below expectations.  If we do not successfully expand our operations on an ongoing basis to accommodate increases in demand, we will not be able to fulfill our customers’ needs in a timely manner, which would harm our business. Most of our product or service operations are anticipated to be handled at our facilities, but some services may be performed at offsite locations or by approved vendors or contractors. Any future expansion may cause disruptions in our business and may be insufficient to meet our ongoing requirements.  The Company may move into various businesses as sales, manufacturing, transport, marketing, or otherwise, and is not limited to considering only product or service business offering.  There can be no assurance that the Company will be successful in identifying new businesses, or if it can be successful in acquiring or merging with any new business if identified.

The Company will require additional capital to finalize these plans and accommodate the rollout of its services and planned growth, and intends to begin its capital raising activities within the next 60 to 90 days. There can be no assurance the Company will be successful in its plans to generate that capital.

Risk Factors

Our auditors have issued a going concern opinion with respect to our consolidated financial statements, although our financial statements are prepared using generally accepted accounting principles, assuming the Company will continue as a going concern.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from cannabis oil producers.  Many states have legalized the growing, production, sale, and consumption of various cannabis related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  While the federal government has generally turned a blind eye to these matters in favor of state legislation, it nonetheless sends confusing signals to the industry.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, even meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing credit unions for its deposit needs, but this still creates risks when the proceeds at diverse production locations , are often themselves in cash due to the same issues, and cannot be deposited in nearby accessible depositories.  The Company has acquired an armored vehicle for use in the transport of cash and cannabis products, but believes those risks will not be minimized until national depository institutions allow cannabis-related businesses to utilize their facilities.

Because we have limited operating history, it is difficult to evaluate our business.

On January 15, 2016 the Company acquired certain assets that it will utilize in revenue-producing operations under two new operating subsidiaries related to the medicinal cannabis industry.  As a result of our limited operating history in those businesses, you have very little operating and financial data about us upon which to base an evaluation. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our results of operations, business prospects, and financial condition.

The medicinal cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of cannabis-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government were to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government were to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

As such, the purchase of our securities is a purchase of an interest in what should be considered as a high risk venture or in a new or “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We also plan to grow through acquisitions

We also plan to grow through expansion of our new operations, creation of new businesses, acquisitions, and/or mergers, and investors have little current basis to evaluate the possible merits or risks of the target businesses' operations or our ability to identify and integrate acquired operations into our company. Because we intend to develop and expand our business at least in part through selective acquisitions of or mergers with other businesses, there are significant risks that we may not be successful. We may not be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets into our Company without substantial costs, delays or other problems. In addition, companies we may acquire may not be profitable at the time of their acquisition or may not achieve levels of profitability that would justify our investment. Acquisitions may involve a number of special risks, including but not limited to:

·	adverse short-term effects on our reported operating results,
·	diversion of management's attention,
·	dependence on hiring, training, and retaining key personnel,
·	risks associated with unanticipated problems or legal liabilities,
·	amortization of acquired intangible assets, some or all of which could reflect poorly on our operating results and financial reports,
·	implementation or remediation of controls, procedures and policies appropriate for a public company at companies that, prior to the acquisition, lacked these controls, procedures and policies; and,
·	incursion of debt to make acquisitions or for other operating uses.

To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may acquire a business in what may be considered a mature industry in which single-digit or low double-digit growth may occur. Most growth for our Company would, accordingly, occur largely through acquisitions. To the extent that competitors are also seeking to grow through acquisitions, we could encounter competition for those acquisitions or a generally increasing price to acquire going concerns.

A part of the Company’s strategy is to establish revenue through the acquisition of or merger with additional companies or operations. There can be no assurance that the Company will be able to identify, acquire, combine with, or profitably manage additional companies or successfully integrate the operations of additional companies into those of the Company without encountering substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will achieve or maintain profitability that justify liabilities that could materially adversely affect the Company's results of operations or financial condition. The Company may compete for acquisition, merger, and expansion opportunities with companies that have greater resources than the Company. There can be no assurance that suitable acquisition or merger candidates will be available, that purchase terms or financing for acquisitions or mergers will be obtainable on terms acceptable to the Company, that acquisitions or mergers can be consummated, or that acquired businesses can be integrated successfully and profitability into the Company’s operations. Further, the Company's results of operations in fiscal quarters immediately following a material acquisition or merger could be materially adversely affected while the Company integrates the acquired business into its existing structure.

The Company will attempt to acquire or merge with business entities that are going and functioning concerns with a trailing history of profitability, but may acquire or merge with certain businesses that have either been unprofitable, have had inconsistent profitability prior to their acquisition or combination therewith, or that have had no operating history. An inability of the Company to improve the profitability of these acquired businesses could have a material adverse effect on the Company. Finally, the Company's acquisition and merger strategy places significant demands on the Company's resources and there can be no assurance that the Company's management and operational systems and structure can be expanded to effectively support the Company's acquisition strategy. If the Company is unable to successfully implement its acquisition and merger strategy, this inability could have a material adverse effect on the Company's business, results of operations, or financial condition. The Company may face the opportunity to enhance shareholder value by being acquired by another company. Upon any acquisition of the Company, the Company would be subject to various risks, including the replacement of its management by persons currently unknown. There can also be no assurance that, if acquired, new management will be successfully integrated or can profitably manage the Company. In addition, any acquisition or merger of or by the Company may involve immediate dilution to existing shareholders of the Company. No assurances can be given that the Company will be able to or desire to be acquired, or be able to acquire or merge with additional companies.

Need for additional financing

The Company does not have adequate capital or resources to fund its operations and other capital needs for the next six months without new and expanding revenue sources or additional capital infusion, and there can be no assurance that such funds will become available in amounts sufficient to meet the obligations of our business. The Company may require additional amounts of capital for its future expansion and working capital, possibly from private placements of its common stock or borrowing, but there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms.

Dependence on key personnel

Our future performance depends in significant part upon the continued service of our Chief Executive Officer, Richard K. Pertile. The loss of Mr. Pertile’s services could have a material adverse effect on our business, prospects, financial condition and results of operations. The Company does not presently maintain key man life insurance on Mr. Pertile, but may obtain such insurance at the discretion of its board of directors for such term as it may deem suitable or desirable. Our future success may depend on our ability to attract and retain highly qualified technical, sales and managerial personnel. The competition for such personnel can be intense, and there can be no assurance that we can attract, assimilate or retain highly qualified technical, sales and managerial personnel for favorable compensations in the future.

Technological change

Technology, particularly the ability to (i) stay abreast of and ahead of current production oil extraction technologies; (ii) successfully create and promote new products related to our industry; (iii) continue to take a leading role in maintenance and distribution of our planned GeoTraking technology as it relates to RFID tracking from seed to sale, HIPAA compliance across the board including in its proprietary PoS systems, and otherwise; and (iv) use the Internet to conduct business and allow several management functions, is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing customer demands. Our future success will to some degree depend on our ability to adapt to rapidly changing technologies, our ability to adapt its solutions to meet evolving industry standards and our ability to improve continually the performance, features and reliability of its solutions.  Similarly, the Company must also continue to examine new processes and technologies related to its new citrus byproducts subsidiary. The failure of the Company to adapt successfully to such changes in a timely manner could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful implementation of solutions, or that any new solutions or enhancements to existing solutions will adequately meet the requirements of its current and prospective customers and achieve any degree of significant market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new solutions or enhancements to existing solutions in a timely manner or in response to changing market conditions or customer requirements, or if its solutions or enhancements do not achieve a significant degree of market acceptance, the Company's business, results of operations and financial condition could be materially and adversely affected.

Competition

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the cannabis industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States, but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries than can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers at all.  The Company will consider fielding opportunities to buy, sell or distribute its products in other countries.

Control

Our Chief Executive Officer and Chairman of the Board of Directors owns or controls a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

As of January 15, 2016, in subsequent actions related to the acquisition of assets of the MariJ Group of companies by the Company, our Chief Executive Officer and Chairman of the Board of Directors, Richard K. Pertile, was issued 1,014,000 new Common shares of the Company in exchange for his interests in the acquired entities. In addition, he was granted, from the CEO and Chairman of the Board of the Company until that date, Steven L. Sample, the right of first refusal to purchase 2,500,000 shares of Mr. Sample’s Common stock of the Company in a window between April 4 and May 4, 2019, and was also given a proxy to vote those shares in the interim.  As such, following those transactions, Mr. Pertile owned 6.57% of the Company’s issued and outstanding common stock and controlled through the proxy 2,500,000 additional votes, or 16.20% of the total issued and outstanding voting power of the Company for a combined 3,514,000 votes, or 22.77% of the total. As a result, he currently possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His effective control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.  As of the same date, Mr. Sample, the outgoing CEO and Chairman of the Company, continued to control the dispositive voting power of his remaining personal shares of the Company, after accounting for those votes given to Mr. Pertile by proxy, of 3,015,479 shares, or 19.54% of all issued and outstanding votes of the Company. In the event Mr. Sample were to combine his votes on any issue with the votes held by Mr. Pertile, they would jointly possess 42.31% of the voting power of the Company, allowing them significant influence that could elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. As of that same date, all officers and directors of the Company owned a combined total 6,809,979 shares representing 44.26% of the Company’s issued and outstanding common stock and voting power. Based upon the Company's current business plan, it is anticipated that Mr. Pertile will continue to have substantial influence over, if not effective control over the Company’s operations in the near future, including the election of a majority of its board of directors, the issuance of additional shares of equity securities, and other matters of corporate governance, perhaps even after some potential subsequent issuances by the Company of new common shares for capital raising activities, acquisitions, or merger activities.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 150,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

 Management of growth

The Company is continually seeking to identify and acquire viable businesses. As a result, the Company must manage relationships with a growing number of third parties as it seeks to accommodate this goal. The Company's management, personnel, systems, procedures and controls may not be adequate to support the Company’s future operations. The Company's ability to manage its growth effectively will require it to continue to expand its operating and financial procedures and controls, to replace or upgrade its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. If the Company's executives are unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected. If successful in acquiring or combining with other operations, the Company anticipates it may inherit a substantial portion of the staff necessary to operate the new entities, but there is no assurance that will happen, or that if it does happen, that the staff will remain employed by the Company for any period of time. We may find that some of the personnel and management of any acquisition target(s) may not be suitable for continued employment, while other suitable candidates may elect to discontinue their employment or affiliation with the Company for various reasons. This can create a burden on the Company’s management as it seeks to fill key positions. Failure of the Company to do so in a timely manner can result in disruption of operations, loss of revenues, and an attendant reduction in profits or even substantial losses.

Risks associated with expansion

The Company desires to start, acquire or combine with other businesses, perhaps in diverse locations and markets.  To date, the Company does not have substantial experience in developing services on a regional or national scale. There can be no assurance that the Company will be able to deploy successfully its goods or services in those markets. There are certain risks inherent in doing business in several diverse markets, such as; unexpected changes in regulatory requirements, potentially adverse tax consequences, local restrictions, controls relating to inter-company communications and technology, difficulties in staffing and managing distant operations, fluctuations in manpower availability, effects of local competition, weather and climactic trends, and customer preferences, any of which could have a material adverse effect on the success of the Company's operations and, consequently, on the Company's business, results of operations, and financial condition.

Check, credit card, and other fraud

Our business could be harmed if we experience significant credit, wire transfer, draft, check, credit card, or other fraud. If we fail to adequately control fraudulent transactions, our revenues and results of operations could be harmed. The Company may attempt to obtain insurance as partial protections from such potential losses, but even while the Company’s exposure to loss in this event may be limited by the purchase of any such insurance, losses could nonetheless occur. Any losses sustained as a result of fraud or fraudulent activity would adversely affect the Company's business and results of operations, and its financial condition could be materially adversely affected.

Liability claims

The Company may face costly liability claims by consumers or other businesses. Any claim of liability by a client, employee, consumer or other entity against us, regardless of merit, could be costly financially and could divert the attention of our management. It could also create negative publicity, which would harm our business. Although we maintain certain forms of liability insurance, it may not provide protections in the event of certain liability claims, or may not be sufficient to cover a covered claim if one is made.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Our lack of history in our current industry makes evaluating our business difficult.

We have a limited operating history in our current industry and we may not sustain profitability in the future.

To sustain profitability, we must:

·	develop and identify new clients in need of our product;
·	economically increase production output;
·	compete with larger, more established competitors in our industry;
·	maintain and enhance our brand recognition; and
·	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Governmental Regulation

We will seek to implement our acquisition strategy in certain industries that may have unknown risks due to governmental regulation.

The Company, through its new subsidiaries, will operate in the medicinal cannabis sector.  In order to help our shareholders better understand the products it intends to employ in its business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the cannabis plant known as CBD oil. CBD is one of dozens of compounds found in cannabis plants that belong to a class called cannabinoids. Of these compounds, CBD and THC are usually present in the highest concentrations, and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Marijuana, unlike most modern day medicine, contains a wide range of chemical compounds. Scientists have identified over 60 unique molecules in cannabis known as cannabinoids, which include THC and CBD. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for marijuana’s smell, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in marijuana work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of cannabis.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD and THC, being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC, CBD does not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

The medicinal cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, or the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of cannabis-based products.

Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business could have a material adverse effect on the Company's business, results of operations and financial condition.  Current federal regulations adverse to the medicinal hemp and marijuana industries are generally contradictory to legislated approval of that industry in a number of states.  The disparity in those divergent governmental views has and will continue to lead to conflicts and confusions in the perceived legalities on many operations related to the industry unless they ultimately come to congruence.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside federal regulations by accepting deposits from cannabis oil producers. Governmental regulation in this area may adversely affect the Company’s operations, or may eliminate this barrier to normalization of the capital controls function.

A majority of the states that have legalized the growing, production, and use of cannabis oil have legislated the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it, and will provide services to growers in those areas as contracted.

The Company, as with most other companies, is subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has enter a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the cannabis industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against cannabis related products.  In the event the federal government takes a harder stance against cannabis-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees a continuing evidence that various states are legalizing cannabis products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We may be subject to regulatory inquiries, claims, suits, or prosecutions that may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Expanding our product offerings or number of offices may not be profitable.

We may choose to develop new products to offer. Developing new offerings involves inherent risks, including:

·	our inability to estimate demand for the new offerings;
·	our inability to perfect the new products;
·	our ability to locate and identify new buyers for those products;
·	competition from more established market participants; and
·	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Risks of low priced stocks

Following its initial public offering of its common stock in 1996, the Company’s shares were originally traded on the NASDAQ Exchange into 2000 as Gibbs Construction, Inc. under the trading symbol GBSE. Gibbs encountered severe financial difficulties in 2000, after which it was moved from the NASDAQ Capital Markets to the OTC Pink Sheets. Following the resurrection of the Company’s operations in 2007 through the intervention and assistance of the Company’s CEO, Mr. Sample, its stock currently trades on the OTCQB exchange under the trading symbol ACCA. Most of the Company’s issued and outstanding common shares continue to be restricted shares resulting in a small “float”. For that and other reasons the Company’s securities have been thinly traded, and while a trading market for the Company's common stock could develop further with its current or new operations and the further release of restrictions on registered shares, there can be no assurance that it will do so.

Following the acquisition of the MariJ Group of companies on January 15, 2016 the Company saw immediate and continuing increased activity in the trading of its stock, with trading volumes exceeding any for at least the past ten years.

The Securities and Exchange Commission (the “SEC” or “Commission”) has adopted regulations which define a “penny stock” to be any equity security, such as those of the Company, that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event the Company determined to offer its common stock for sale, or elected to utilize its common stock in an acquisition of merger transaction, it would be required to advise the potential purchasers or parties to any such acquisition or merger transaction of the risks of penny stocks. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the Securities and Exchange commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Accordingly, market makers may be less inclined to participate in marketing the Company’s securities, which may have an adverse impact upon the liquidity of the Company’s securities.

If the Company were successful in identifying a new business opportunity and/or identifying an acquisition or merger target, became successful in actually launching a new business or acquiring or merging with any such target, and was successful in bringing profitable operations to the Company, it would intend to seek to meet the new listing requirements of the NASDAQ Capital market and attempt to return to that Exchange, which listing requirements include minimal capitalization, share price, and other benchmark requirements.  There is no assurance the Company can successfully identify any suitable new business opportunity, acquisition or merger candidate, or if successful in identifying a new business opportunity or merger/acquisition candidate, that it can be successful in developing a new business or completing any acquisition or merger, or if successful in developing a new business or completing any acquisition or merger that the Company could be successful in meeting the new listing requirements of the NASDAQ, or if successful in meeting those requirements, that the NASDAQ would accept the Company as a member, or that if the Company were successful in achieving a listing on the NASDAQ exchange that its share values would improve.  Any attempt to return to the NASDAQ Exchange, even if the Company were successful in meeting the requirements to do so, could take as long as two years or more to complete.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  Our common stock is therefore considered a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

No assurance of payment of dividends

Should the Company acquire additional operations, and should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

Potential future capital needs

The Company may not be successful in generating sufficient cash from its new operations or in raising capital in sufficient amounts or on acceptable terms to meet its capital needs. The failure to generate sufficient cash flows or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities, and may make it difficult for the Company to respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations, and financial condition. While the Company may seek to raise capital through the offering of common stock, there can be no assurance that it will be successful in doing so, or if successful in raising capital that the proceeds in any such offering will be sufficient to permit the Company to implement its proposed business plan, or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of any such offering are not sufficient to enable the Company to generate sufficient revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all, or that the Company will be successful in finding new operations.

Implementation of business plan

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to execute its business plans. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Properties.

The Company assumed the Seller’s obligation under two leases relating to the operations of the MariJ Group. The first is located at 13575 58th Street North, Clearwater, Florida 33760, and the second is located at 7216 21st Street East, Sarasota, Florida, 34243 (together, the “Leases”).  The leased facilities consist of approximately 4200 square feet and contains an array of capital equipment the Company acquired in the transaction. The Company has plans to bring the facilities to full functionality and operational readiness for the its future needs in conjunction with approval of a growers license and other activities. The Company will pay a combined $3,800 per month for the two leased units, to the Summit Executive Center and G&R Reality in Pinellas and Sarasota county Florida, respectively.   The leases are subject to additional one and two year renewals. True and accurate copies of the Leases are included as Exhibit 10.2 to this Report.

Executive Compensation

Prior to the Company’s Acquisition of the MariJ Group of Companies

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2015 and 2014 by the Company's Chief Executive Officer, for whom disclosure is required, prior to the acquisition of the MariJ Group of Companies:

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Total
Steven Sample, CEO (1)	2015	$225,000	$78,750	$303,750
Steven Sample, CEO (1)	2014	$185,000	66,100	$251,100

(1)  Mr. Sample became CEO of the Company in 2006 and has continued to serve in that capacity without interruption. The Company provided automobiles, or allowances in lieu thereof, to Mr. Sample in 2015 and 2014, the value of which was less than $10,000 per year.

To again assist with the Company’s liquidity, Mr. Sample agreed to defer all or most of his salary and employment bonus compensation in 2014 and 2015 through June 29th pending an outcome that would provide sufficient capital to the Company such that it could settle past due compensation obligations. At December 31, 2014, the Company owed Mr. Sample compensation of $411,416 accrued since 2012, including $25,000 from 2012, $135,316 from 2013, and $251,100 from 2014 which remained unpaid at December 31, 2014. Mr. Sample’s salary and bonus compensations for 2015 also remained unpaid until the Company sold the assets of its operating subsidiaries on June 29, 2015 after which it paid in full all its deferred compensation obligations from 2015 through the end of June, 2015 as well as an amount determined to have been incorrectly calculated and unpaid for prior years. The Company has not paid any compensation to Mr. Sample in the form of common or preferred stock, and there is currently no plan to do so.

Option Tables

The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

EXECUTIVE STOCK OPTION GRANTS
(YEAR ENDED DECEMBER 31, 2015)

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Weighted Average Per Share Exercise Price	Expiration Dates
None	-	-	-	-

No new options were issued in 2015 or 2014.

The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made prior to the last completed fiscal year to the executive officers named in the Summary Compensation Table.

EXECUTIVE STOCK OPTION GRANTS
(YEARS ENDED DECEMBER 31, 2014 AND EARLIER)

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Weighted Average Per Share Exercise Price	Expiration Dates
Steven L. Sample (1)	950,000	-	3.00	12/30/2016

Patricia Arnold (2)	10,000	-	0.01	2/1/2017

(1)
950,000 common stock purchase warrants, and not options, issued in 2010 for conversion of preferred stock in 2007 and considered to have expired in 2010, but a like amount issued in that same year, and not issued as compensation, with an average redemption price of $3.00 per share.

(2)	10,000 options set to expire February 1, 2017

No new options have been issued since 2010.

Director Compensation

Since February 1, 2007 through December 31, 2010 directors of the Company served without compensation except under the Acacia Automotive, Inc. 2007 Stock Incentive Plan for which each non-employee director of the Company was granted an option to acquire an initial 10,000 shares of common stock upon his appointment or election to the board, and 15,000 additional options were granted upon election to a full term and annually thereafter.  On December 30, 2010, the Company’s Board of Directors suspended the issuance of options as compensation to its directors effective January 1, 2011, and as such issued no options as director compensation from that time through December 31, 2015.  The Company did not issue any common stock purchase options for any reason since December 31, 2010. In 2015 the Company paid a cash compensation to each of its three non-employee directors in the amount of $10,000 per director for a total of $30,000.

The following table sets forth certain information regarding the cash compensation paid to directors for the fiscal years ended December 31, 2015 and 2014:

	Dollar Amount Recognized for Financial Reporting Purposes
	2015	2014
Steven L. Sample (1)	$-	$-
Danny Gibbs (2)	10,000	-
V. Weldon Hewitt (3)	10,000	-
Dan L. Rigdon (4)	10,000	-
David Sadler, MD (5)*	-	-
Total	$30,000	$-

Upon a change of control, all outstanding options granted to executive officers and directors vest.  In 2013 the Company took actions waiving the termination of stock option vesting for directors that left the Company in 2011.

(1)	Appointed to the Company’s Board of Directors in August of 2006, and continues to serve as its Chairman through 12-31-2015.
(2)
Originally served on the Company’s board of directors from 1984 through August of 2006.  Was again appointed to the Board of Directors on February 1, 2007 where he served until September 29, 2011.  Was reappointed to the Board of Directors on September 1, 2013.

(3)	Served on the Company’s board of directors until from February 1, 2007, until September 28, 2011. Was re-appointed to the Board of Directors on September 1, 2013.
(4)	Appointed to the Company’s Board of Directors on September 1, 2013.
(5)	Appointed to the Company’s Board of Directors on September 1, 2013. In an 8-K dated June 13, 2014 the Company sadly announced the untimely passing on June 2, 2014 of Dr. Sadler from natural causes.

Benefit Plans

As a part of the changes resulting in the emergence of Acacia Automotive, Inc. from the former Gibbs Construction, Inc. in 2007, all stock option plans and warrants existing prior to the change of name and change of control to Acacia’s management in 2007 were canceled.  At the board of directors meeting held on February 1, 2007, the Company adopted a new stock incentive plan.  Awards of options made after that date were in congruence with the Acacia Automotive, Inc. 2007 Stock Incentive Plan.  On July 26, 2012, shareholders representing a majority of the votes of the Company voted to extend the Company’s stock incentive plan and rename it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. The Company provided health, disability, and life insurance plans for its parent Company employees until July 31, 2012, and provided certain additional benefits to its CEO under the terms of his employment agreement. On June 29, 2015 shareholders representing a majority of the votes of the Company voted to terminate the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan.  In actions of January 15, 2016 the Company discontinued certain benefits to Mr. Sample following his resignation as CEO, President and Chairman of the Board.  He remained as an employee and a director of the Company following that date.

Certain Relationships and Related Transactions, and Director Independence

In 2006 the board of directors named Gwendolyn Sample as the Company’s assistant secretary and on February 1, 2007, granted her an option to acquire 5,000 shares of Common stock for $0.01 per share.  On November 6, 2009, the Company granted her options to purchase 20,000 shares for $0.10 per share, and on December 23, 2010, she was awarded options to acquire 10,000 additional shares at $0.60 per share.  Ms. Sample is the spouse of Steven L. Sample.  In addition, the board of directors awarded L. Palmer Sample, an IT and MIS professional, 20,000 shares of restricted common stock for work performed in maintaining the company’s computer network system and financial server system, as well as creating, hosting, and maintaining the Company’s e-mail system and Internet web site. In 2014 he was awarded 10,000 shares of restricted common stock for similar services. On November 2, 2007, he was awarded 10,000 options to purchase common stock for $0.80 per share, on November 6, 2009, was granted options to purchase 5,000 shares of common stock for $0.10 per share, and on December 23, 2010 was awarded 10,000 options to purchase Common stock at $0.60 per share, all for services to the Company.  In 2013 he installed a new computer server for financial and accounting uses for the Company in Ocala, Florida, and continued to perform services maintaining all those systems. Palmer is the son of Steven L. Sample and Gwendolyn G. Sample.  Mr. Sample’s spouse and his son disclaim any beneficial ownership by Mr. Sample of any securities they own, and they disclaim any beneficial ownership of any securities he owns.

Mr. Sample became CEO of the Company in 2006.  On many occasions since that time he personally borrowed funds for the benefit of and use by the Company, and has pledged his own assets in personally guaranteeing various lines of credit, loans, notes, and obligations for the Company. In addition to those actions geared to the direct benefit of the Company and its liquidity, he has also borrowed on his own accounts to mitigate extended periods when the Company has deferred payment of his salary and expenses as a means to help the Company conserve cash and maintain liquidity.  Mr. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities he owns.

Director Independence

We believe that, in accordance with the Company Guide of the American Stock Exchange and prior to the Company’s acquisition of the MariJ Group of companies, that Messrs. Gibbs, Hewitt, and Rigdon were independent directors, those three individuals being a majority of the Company’s Board of Directors until January 15, 2016. As an employee-officer and director of the Company, Mr. Sample, the CEO of Acacia until January 15, 2016 was not considered to be independent.  In subsequent events, Messrs. Hewitt and Rigdon resigned as directors of the Company on January 15, 2016 in favor of selection of new directors following the acquisitions of that same date.

We believe that in accordance with those same guidelines but following the Company’s acquisition of the MariJ Group and installation of several new directors as of January 15, 2016 that Messrs. Gibbs, Gholson, and Roberts are independent directors, being a majority of the Company’s Board of Directors since January 15, 2016. As an employee-officer and director of the Company, Mr. Pertile, the CEO of Acacia since January 15, 2016 is not considered to be independent.  Mr. Sample, the ex-CEO of the company is no longer an officer of the company, but remains a director and a non-officer employee.  As such, he too is not considered to be independent.

Conflicts of Interest.

The Company and its management may be subject to various conflicts of interest. The Company’s management is not independent, yet the Company relies solely on management for guiding its day-to-day operations and managing its assets.  As such, certain employees may have conflicts of interest in allocating time, services and functions to the Company in deference to their other activities.

Prior to her resignation, the Company’s Secretary, in a non-salaried position, was employed full-time in Nashville, Tennessee in a diverse business.  The Company made only light demands on its Secretary, who was not expected to give substantial time to the affairs of the Company.  Ms. Arnold resigned as Secretary of the Company on January 15, 2016 in favor of selection of new officers and directors following the acquisitions of that same date.

The Company had no other full-time corporate officer as of December 31, 2015 except for its then President and CEO, Mr. Sample, who devoted the majority of his business time and efforts to the management and direction of the Company and its subsidiaries.  Mr. Sample also served as a director of the Company as well as having served as an officer and director of the Company’s subsidiary corporations.  Service in those capacities with the subsidiaries was not considered to constitute a conflict of interest on the part of employees, managers, or directors.  The Company’s then President and CEO continued to serve in those capacities as of December 31, 2015, resigning as CEO, President and Chairman of the Board of the Company on January 15, 2016 in favor of selection of new officers following the Company’s acquisitions of that same date. Mr. Sample remains as a director and non-officer employee of the Company. As such, there is not now, nor has there previously been considered to be, any material conflict of interest on his part.

The Company’s current President and CEO, Richard K. Pertile, it only full-time corporate officer as of March 23, 2016 devotes the majority of his business time and efforts to the management and direction of the Company and its subsidiaries.  The President and CEO of the Company also serves as a director of the Company as well as serving as an officer and director of the Company’s subsidiary corporations.  Service in those capacities with the subsidiaries is not considered to constitute a conflict of interest on the part of employees, managers, or directors.  However, the CEO of the Company may reasonably be expected to have or gain other affiliations, associations, or ownership interests in other entities, which could under certain conditions be considered to be conflicts of interest.

Any investment in the Company will not carry with it the right to invest in any other property or venture of the prior or current CEO or other officers, employees, or directors of the Company.

Recent Sale of Unregistered Securities

Common Stock

During the years ended December 31, 2015 and 2014 the Company did not sell any shares of its equity, either common or preferred shares.

Stock Based Compensation

On August 12, 2015 the Company issued 220,000 new restricted shares of its Common stock, and issued 238,597 new shares of its restricted Common stock in 2014. All of those shares issued in 2015 were issued for services, with 100,000 shares being issued to the Company’s securities attorney for services, 20,000 shares issued for services related to the Company’s financial servers, website and email services, and 100,000 shares issues in exchange for other services. Of those shares issued in 2014, 20,000 shares were issued for services related to the Company’s computer servers and websites, 5,000 shares were issued for legal services, and 105,000 shares were issued to others for miscellaneous services.  The Company issued no stock options or warrants in 2015 or 2014.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Acquiree

Acquisition of the MariJ Group of Companies on January 15, 2016

On January 15, 2016 the Company acquired the assets and business of the MariJ Group of companies, consisting of: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”); (iii)   LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”). The acquired assets will be placed into the Company’s two new operating subsidiaries named MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures, Inc.”).

MariJ’s impetus will be in the extraction and processing of very high quality, high-CBD/low-THC content medicinal grade cannabis oils from the cannabis plants.  MariJ specializes in organic strains of the plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. MariJ has also been preparing for the 2016 rollout of its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail PoS delivery system, the GeoTraking Technology will be the among the most advanced system available.

Historical Overview of the Acquired Entities’ Operating Units Prior to Their Acquisition by the Parent Company on January 15, 2015

While the MariJ Group of companies consisted of four entities, only two of those entities, MariJ Agricultural, Inc. and JR Cannabis Industries actually performed operations, with JR solely providing servicing to the MariJ Ag unit.  The following summarizes the histories and activities of those two acquired units.

MariJ Agricultural, Inc. (“MariJ Ag”). The principal entity acquired by the Company on January 15, 2016, MariJ Ag, was incorporated on February 5, 2014 in the State of Florida and had one location in Clearwater, Florida. The acquired assets of MariJ Ag were deposited into MariJ Pharmaceutical, Inc. (“MariJ Pharma”), a newly formed subsidiary of Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”).  Acacia intends to raise capital principally to have sufficient capital to itself, through its MariJ Pharma subsidiary, become a cannabis grower and to build a service provider system to service other cannabis growers in America. The MariJ Pharma subsidiary of the Company will provide oil extraction services to licensed cannabis growers and will provide other services to licensed entities, including packaging and dispensing the oil and other byproducts of the oil. Ultimately, MariJ Pharma intends to also extract and process oils from its own grow facilities if it is successful in obtaining a growers license in one or more venues.

Prior to its acquisition by the Company, MariJ Ag’s activities were limited to raising capital and paying startup expenses such as legal and professional fees, marketing expenses, consultants, etc., until October 2015 when it entered into its first extraction services contract with a Colorado cannabis grower.  All revenues reflected in the audited MariJ Ag Consolidated Statement of Operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

JR Cannabis Industries, LLC (“JR”). The other operating entity of the MariJ Group, JR, was formed on February 5, 2014 in the state of Florida and had one location in Clearwater, Florida. JR was a service business providing administration and management services in conjunction with the activities of MariJ Ag.  The Company did not feel it required the continuing services of JR after the acquisition of the MariJ Group of companies, and thus did not create a subsidiary to continue those operations.

Generally accepted accounting principles require the “primary beneficiary” of a variable interest entity (“VIE”) to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by the entity.

Using these criteria, the Company has identified that JR is a VIE and that MariJ Ag was the primary beneficiary because JR had an insufficient amount of equity to carry out its operations without financial support from MariJ Ag. In addition, MariJ Ag had the power to direct the activities of JR that most significantly impact JR’s economic performance and MariJ Ag also had the obligation to absorb losses of JR due to the management fee agreement between the two entities. As a result, generally accepted accounting principles required that the accounts of JR be consolidated into those of MariJ Ag, which they were.

About the Company’s New Business Model Utilizing the Acquired Entities and their Assets

The Company anticipates it’s MariJ Pharma subsidiary will generate revenues from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ Pharma has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis vehicle.  That unit has already begun performing extractions and processing of medicinal organic hemp into oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed low or zero-THC medicinal cannabis oils.
c.
Laboratory testing and certification services.  MariJ has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medicinal cannabis industry.  MariJ Pharma currently utilized much of that lab and testing equipment in a temporary physical location onsite at its current extraction operations.

d.	Licensing and support of the Company’s HIPAA compliant GeoTraking Technology systems
e.	Processing, packaging, labeling, and compounding services for medicinal grade cannabis oils

In the acquisition of the MariJ Group, the Company also obtained the assets and related business of Canna-Cures Research & Development Center, LLC (“Canna-Cures LLC”).  It has lodged those assets into it’s new Canna-Cures Research & Development Center, Inc. (“Canna-Cures Inc”), but has not yet implemented revenue-producing operations with that unit.  It is anticipated to begin generating revenues after mid-2016, depending on the success of the Company’s upcoming efforts to obtain additional investment capital to fund those operations.

Revenues from the new Canna-Cures Inc subsidiary are anticipated to be generated from several activities, including the following:

a.
Canna-Cures Inc will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medicinal cannabis related products for dispensing as medications, nutraceuticals, and cosmeceuticals.  That subsidiary also anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Canna-Cures Inc has obtained a majority of the equipment required to engage in the business of packaging and labeling of medicinal cannabis oils, oil-infused products, and related items.

c.
Retail sales of medicinal cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.

The Company will require additional capital to finalize its plans and accommodate the roll-out of all planned services for its subsidiaries, and is preparing to seek additional investments and financing within the next 60 to 90 days to pay the costs of completing its mobile laboratory and testing unit, building its second mobile oil extraction and processing unit, development of its Canna-Cures R&D Center, completing the roll-out of its GeoTraking Technology system, and other required capital expenditures. There can be no assurance the Company will be successful in its plans to generate the required capital.

Financial Reporting of MariJ Agricultural, Inc. Prior to Its Acquisition by the Company

Prior to being acquired by the Company on January 15, 2016 the MariJ Group of companies had limited operations beginning in 2014.  As an element of the reporting requirements relating to the acquisition, the MariJ Group was required to provide the Company with audited financials for its prior two fiscal years ended December 31, 2015.  As a result of the fact that the only two units of the MariJ Group that had revenue-producing activities during that period were MariJ Ag and JR, the former being the primary source of business operations and the latter solely providing services to MariJ Agricultural, Inc., it was determined that the operations and financial reporting of the group should be consolidated as MariJ Ag, primarily representing the activities of the two operational entities. The following discussion relates to those consolidate financial reports of the acquirees.

Revenue Recognition

Discussion regarding the financial results of the acquired entity for the twelve months ended December 31, 2015 and 2014

The consolidated MariJ Ag entity recognized revenues when services, including oil extractions and otherwise, were performed and billed also recognized its revenues in the same manner, Each period, the Company will evaluate whether collectability is reasonably assured.

MariJ Agricultural, Inc., the entity acquired by the Company on January 15, 2016  reported a consolidated net loss of approximately $611,819, for the year ended December 31, 2015 and approximately $702,898 for the period ended December 31, 2014, which covers the period from February 5, 2014, the Company’s inception, to December 31, 2014. The decrease in net loss of approximately $90,000 was primarily due to MariJ’s entry into an extraction services contract with a Colorado company, providing the company with revenues during the Q4 2015. The additional increase in general and administrative expenses was partially offset by a decrease in cost of revenues. The Company is in the process of implementing its business model to provide ongoing management and support services, additional product lines, and licensing opportunities for clients so that contracts that we enter into will provide recurring revenue. These results represent operating activities of that entity prior to its acquisition by the Company on January 15, 2016.

Revenue of MariJ Agricultural, Inc.

Total revenue of MariJ Agricultural, Inc. for the year ended December 31, 2015, consisted of extraction fees related to an extraction services contract with a company based in Longmont, Colorado. These extraction fees represented that entity’s first revenue-producing agreement, and all revenues reflected in the statement of operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

Cost of sales

Cost of sales were $130,237, including $22,595 of depreciation expense in 2015. This increase was due to the recognition of revenue pursuant to the extraction services contract of that entity.

Operating Expenses of the Acquirees prior to Acquisition by the Company

The Chief Executive Officer (“CEO”) and majority stockholder of MariJ Ag provided monies to pay the initial operating expenses when its business activities initiated in March 2014.  Subsequently, operating expenses were funded by private sales of common stock of MariJ Ag.   The members of JR, another of the acquired entities of the Company, were owed $43,834 for contract services rendered as of December 31, 2014.  Those amounts were paid to its members in 2015.

Operating expenses of MariJ Ag consisted of all other costs incurred during the period other than cost of sales. MariJ Ag incurred approximately $737,000 in operating expenses for the year ended December 31, 2015 compared to approximately $702,000 for the year ended December 31, 2014. The increase of approximately $35,000 was primarily due to the increase in general and administrative expenses of approximately $34,000.

General and administrative

General and administrative expenses incurred by MariJ Ag prior to its acquisition by the Company included salary costs, of which stock based compensation was a component, professional costs, and costs for consultants, rent and other costs. The expenses incurred during the periods ended December 31, 2015 and 2014 are summarized and described below:

Compensation

Total compensation to officer shareholders and managing members of MariJ Ag and JR prior to their acquisition by the Company are as follows:

	2015	2014
Rick Pertile, CEO	$120,000	$126,933
Kim Edwards, COO	51,500	53,000
Joe Sansonetti, (former COO)	70,000	106,658

Rick Pertile, CEO, was issued 275,000 common shares by MariJ Agricultural, Inc. on February 5, 2014 and in May 2014 Mr. Pertile was also issued 5,000 common shares for services rendered.

Prior to acquisition by the Company, JR provided administration and management for MariJ Ag. In return for the management services provided by JR, MariJ Ag paid to JR a management fee of $20,000 monthly plus JR’s reasonable, ordinary and necessary business expenses incurred in the normal course of performing its management duties. During the years ended December 31, 2015 and 2014, total management fees were $399,009 and 345,489. These amounts were eliminated in the consolidated statement of operations of MariJ Ag.

Professional costs

Professional costs incurred by MariJ Ag prior to its acquisition by the Company included costs for counsel, filing fees, independent directors fees and bonuses and related expenses..

Rent

The Company continues to lease certain office space previously leased by MariJ Ag and has now extended those leases through October 31, 2017.  Future minimum lease payments under these operating leases are:

Year	Amount
2016	$36,762
2017	26,364
$63,126

Rent expense was approximately $21,992 and $7,006 for the years ending December 31, 2015 and 2014, respectively.

Liquidity and Capital Resources

As of December 31, 2015, the Company had cash on hand of approximately $221,000 compared to approximately $293,000 at December 31, 2014.

Cash Flow

During the year ended December 31, 2015 cash was primarily used to fund operations and pursue license application processes.

	For the year ended December 31,
Cash flow	2015	2014
Net cash used in operating activities	$(601,422)	$(406,407)
Net cash used in investing activities	(251,262)	(287,635)
Net cash provided by financing activities	780,700	987,200

Net increase (decrease) in cash	$(71,984)	$293,158

Cash Flows – Operating Activities

During the year ended December 31, 2015, cash flows used in operating activities were approximately $601,422, consisting primarily of the net loss for the year ended December 31, 2015 of approximately $611,819, reduced by depreciation expense of $24,444 and stock-based compensation for services in the amount of $197,500. Additional significant components of cash used in operating activities were an increase in accounts receivable of $147,700; an increase in deposits and prepaid expenses of $8,135, related primarily to an increase in prepaid insurance expense and a shareholder meeting deposit; and a decrease in accounts payable of approximately $55,812, related primarily to the retirement of a related party payable accrued at December 31, 2014.

During the period ended December 31, 2014, cash flows used by operations were approximately $406,407, consisting primarily of the net loss for the year ended December 31, 2014 of $702,898, reduced by depreciation expense of $881, and stock-based compensation for services of $243,275. Additional significant components of cash used in operating activities were an increase in prepaid expenses of $15,512, consisting primarily of insurance premiums and the purchase of promotional products; an increase in a related party payable of $43,834; and an increase in accounts payable of $24,113.

Cash Flows – Investing Activities

During the year ended December 31, 2015, cash flows used in investing activities was approximately $251,262, consisting primarily of the purchase of property and equipment for $196,341, and the payment of equipment purchase payables in the amount of $54,921 accrued at December 31, 2014.

During the period ended December 31, 2014, cash flows used in investing activities were approximately $287,635, consisting of the purchase of property and equipment for $342,556, and accounts payable for equipment accrued in the amount of $54,921.

Cash Flows – Financing Activities

During the year ended December 31, 2015, cash flows provided by financing activities were approximately $780,700, consisting mainly of approximately $780,600 of proceeds from the sale of 127,200 common stock.
During the period ended December 31, 2014, cash flows provided by financing activities were approximately $987,200, consisting primarily of approximately $987,000 of proceeds from the sale of 200,750 shares of common stock.

Future Liquidity and Cash Flows

Management believes that the Company’s cash balances on hand, cash flows expected to be generated from operations, proceeds from current and future expected debt issuances and proceeds from future share capital issuances will be insufficient to fund the Company’s net cash requirements through 2016. In order to execute the Company’s business plan, the Company will need to raise additional funds through public or private equity offerings, debt financings, or other means.

Discussion Regarding the Company’s Consolidated Operating Results Prior to Acquiring the MariJ Group of Companies

Consolidated Operating Results of Acacia in 2015 and 2014

In 2015 our consolidated net income was $528,405 compared to a loss of $151,650 in 2014.  This 2015 income was primarily due to a net gain from discontinued operations of $1,475,493 resulting from the sale of the assets and related businesses of the Company’s two operating subsidiaries, Citrus Extracts, Inc. and Acacia Transport Services, Inc., offsetting a loss from continuing operations of $947,088. Our 2015 consolidated costs and expenses were $932,422 compared to $540,370 in 2014.

As a result of the fact that the Company sold the business and related assets of its subsidiaries on June 29, 2015, those operations have been accounted for as discontinued since the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Consolidated employee expense, which included the corporate compensation expenses and the compensation expenses at the auction, increased about $155,000, or about 49% from 2014, primarily due to increased costs resulting from adding a truck fleet operation in the latter part of 2014 and from the sale and discontinuation of operations in at the Company’s subsidiaries that resulted in the payment of certain bonuses to subsidiary personnel and the payment of amounts due to the Company’s CE) that had not been calculated or paid prior to that date.  The Company’s CEO had, as in prior periods, deferred his personal compensations since as early as portions of 2012 to aid the Company in its liquidity.

Consolidated general and administrative expense also increased by about $240,000, or about 111% in 2015, reflecting the increased costs of operating a truck fleet the company acquired in the latter part of 2014.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of the notes to our financial statements. In general, management's estimates are based on historical experience, information from third party professionals, and various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

On February 12, 2016 the Company filed its Annual Report for the year ended December 31, 2015 on Form 10-K.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and also on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003668/0001185185-16-003668-index.htm

COMBINED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The assets acquired include, among other things, equipment, intellectual property, including trade secrets, and cash.  As consideration for the Assets, the Company issued to the former shareholders and members of the MariJ Group 2,474,850, new shares of its common stock.  The prior operations of JR Cannabis were related to servicing MariJ Ag, and not to other operations of the Group.  Canna-Cures LLC and TropiFlora had no operations, assets or liabilities as of December 31, 2015 or for the ended December 31, 2015.

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ for the year ended December 31, 2015.

As of the transaction date Acacia had no revenue producing operations.  The above described transaction will be accounted for as a purchase transaction by Acacia.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

The pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined companies’ financial position would have been if such transaction had occurred on the above mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

Management’s Discussion and Analysis Regarding Pro Forma Financial Condition and Results of Operations of the Combined Entities.

Limited Discussion

The following summarizes the factors affecting the pro forma operating results and financial condition of Acacia Diversified Holdings, Inc. as of December 31, 2015 when combining the audited consolidated financial results of MariJ Agricultural, Inc. as of the same date.  This discussion should be read together with the financial statements and the notes to financial statements included elsewhere in this report. In addition to historical financial information, the following discussion and analysis contain forward-looking statements.

The Company sold its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries, its only revenue producing operations, in the Fort Pierce, Florida, area on June 29, 2015, and first accounted for those operations as discontinued effective with its Quarterly Report on Form 10-Q for the period ended June 30, 2015 and further reported on its Quarterly Report on Form 10-Q for the periods ended September 30, 2015.  The Company acquired the MariJ Group of companies on January 15, 2016 with an effective date of January 4, 2016.

Accordingly, the Company will provide only limited components of its operational information in this report’s Discussion and Analysis of Financial Condition and Results of Operations, and has elected to eliminate certain information and comparative results to prior periods in this report, as they would not be reflective of similar results or provide a proper basis for review.

Forward-Looking Statements

This Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", “may”, “will”, “should”, “could”, “predicts”, “potential”, “proposed”, or “continue” or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this Form 10-K and from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, general economic and market conditions and growth rates could affect such statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Executive Overview

On June 29, 2015 the Company sold the assets and related businesses of its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries together with its Acacia Milling Services operations, temporarily leaving the Company without revenue-producing operations.

In August of 2015 Acacia contacted the MariJ Group of companies in Clearwater, Florida in initial discussions as to a potential acquisition of their assets and related businesses, but the discussions were not fruitful. Renewed discussions in October lead the entities to come to terms in a Letter of Intent the following month, culminating in a revised Letter of Intent on December 8, 2015 in which the parties agreed to a closing on January 15, 2016 with an effective date of January 4, 2015.

That transaction closed as planned, resulting in the acquisition on January 15, 2016 with an effective date of January 4, 2015 by the Company of the assets and related businesses of the MariJ Group of companies consisting of four (4) entities, and intends to conduct its future business operations through two (2) newly-created wholly-owned subsidiaries utilizing the majority of those assets. The four acquired entities included MariJ Agricultural, Inc., Canna-Cures Research & Development Center, LLC, JR Cannabis Industries, LLC, and TropiFlora, LLC.

Pro Forma Operating Results of the Company in 2015

The following analysis of the pro forma operating results of the Company in 2015.  The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken hypothetically taken place on January 1, 2015, although it did not take place until January 15, 2016.

The pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined companies’ financial position would have been if such transaction had occurred on the above mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

In 2015 our consolidated pro forma combining net income is represented as being a net loss of $83,414.  The components of that loss include a net income of $528,405 by Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) and a net loss of $611,819 sustained by the MariJ Agricultural, Inc. (“MariJ Ag”).

The net income of Acacia was primarily due to a net gain from discontinued operations of $1,475,493 resulting from the sale of the assets and related businesses of the Company’s two operating subsidiaries, Citrus Extracts, Inc. and Acacia Transport Services, Inc., offsetting a loss from continuing operations of $947,088. The Company’s 2015 consolidated costs and expenses were $932,422.

The net loss of MariJ Ag was primarily due to its low revenues resulting from having only beginning revenue-producing operations in the fourth quarter of the year, not being sufficient to overcome the consolidated costs and expenses of MariJ Ag of $867,327 for the year, resulting in a total pro forma combining net loss of both entities, reflected as one, of $83,414.

Employees

The Parent Company had two officers in 2015, being Steven L. Sample, its Chairman, President and Chief Executive Officer, and Patricia Ann Arnold, its Secretary.  Ms. Arnold served in her capacity as a non-employee, while Mr. Sample served as a full-time employee of the Company. Ms. Arnold spent less than full time on the affairs of the Parent Company. The Parent Company also had one other full time senior accounting employee in 2015. On January 15, 2016 the Company acquired the assets and businesses of the MariJ Group of companies. (See “Recent Events and Direction of the Company” for a complete summary of those transactions. As a part of those transactions, the Company’s CEO, Mr. Sample, and its Secretary, Ms. Arnold, resigned in order to accommodate the appointment of new persons to those positions.  Mr. Sample remains an employee and a Director of the Company.

As of January 15, 2016, the Company’s new wholly-owned operating subsidiary, MariJ Pharmaceuticals, Inc., its only current revenue-producing subsidiary, had a total of approximately 6 full-time and part-time employees. The other subsidiary of the Company as of that date was in the process of organizing its business plans and had not yet instituted operations under the Company as its new parent.  Both subsidiaries anticipate hiring additional personnel as their revenue-producing activities are increased in 2016.

The Company, should it be successful in executing its business plan, believes that it may be required to expand its staff to implement the controls necessary to manage a larger organization. This would possibly result in the need for a Chief Financial Officer, Corporate Controller or other officers and/or managers and additional basic support personnel. The Company will endeavor to operate with the smallest corporate management staff possible so as to maintain the lowest overhead possible while still effecting sufficient management processes to properly guide the company.

Available Information

Our Web address is www.acacia.bz. The Company attempts to make its electronic filings with the Securities and Exchange Commission (“SEC”), including all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and if applicable, amendments to those reports, available free of charge on its Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. In addition, information regarding our board of directors is available on our Web site. The information posted on our Web site is not incorporated into this Annual Report on Form 10-K.

Any materials that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet Web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Item 2.02 Results of Operations and Financial Condition.

See Item 2.01.

Item 5.01   Change in Control of the Registrant

Not Applicable. Control of the Registrant did not change with the acquisition of the MariJ Group of companies.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On January 15, 2016, V. Weldon Hewitt and Dan Rigdon resigned their positions as members of the Board of Directors of Acacia Diversified Holdings, Inc.  On that same date, Steven L. Sample resigned his position as Chairman of the Board of Directors, Chief Executive Officer and President of the Company, but remained as a Director and non-officer employee of the Company, and Patricia Ann Arnold resigned as Secretary of the Company.

Appointment of New Directors

By Unanimous Written Consents of a majority of the Company’s Shareholders on January 15, 2016, three new directors were appointed to serve beginning immediately and continuing until standing for election at the next Annual Meeting of Shareholders.  The three new directors are:

Richard K. Pertile, age 53. Since 2013 Mr. Pertile has served as a President and Chief Executive Officer of Marij Agricultural, Inc., a company he founded in March of 2014. He also founded JR Cannabis Industries, Canna-Tags, and Canna-Cures Research & Development Center, LLC in Clearwater Florida where he began building a medicinal cannabis consortium.  Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub. Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team. By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states. After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida. From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange. Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.

Neil B. Gholson, age 56. Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the board of directors with 4 companies during the last ten years. Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006. Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters, Zoe and Gia.

Gary J. Roberts Jr., age 49. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry. He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary took over as Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.

Item 5.07   Submission of Matters to a Vote of Security Holders

On January 15, 2016, a majority of the shareholders of the Company entered into a majority written consent in lieu of a special meeting of shareholders and approved the Company’s acquisition of a majority of the assets of the Marij Group of companies. The consent resolution further approved the issuance of 2,474,850 shares of the Company’s common stock for such assets as well as ratifying the formal Asset Purchase Agreement.

Item 7.01        Regulation FD Disclosure

On January 15, 2016, the Company announced that it had entered into an agreement to acquire substantially all of the assets of the MariJ Group of companies.  A true and accurate copy of the press release pertaining to such agreement is included as Exhibit 10.10 to the Form 8-K, previously filed on January 19, 2016.

Item 9.01       Financial Statements and Exhibits.

The audited consolidated financial statements of MariJ Agricultural, Inc. for the years ended December 31, 2015 and 2014 and the Pro Forma Consolidated Financial Statements combining MariJ Agricultural, Inc and Acacia Diversified Holdings, Inc. for the year ended December 31, 2015 follow.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Definitive Asset Purchase Agreement	(Previously Filed)

10.2	Leases – Facilities	(Previously Filed)

10.3	Right of First Refusal to Purchase Common Stock	(Previously Filed)

10.4	Stock Power	(Previously Filed)

10.5	Stock Pledge	(Previously Filed)

10.6	Proxy	(Previously Filed)

10.7	Modified Employment Agreement	(Previously Filed)

10.8	Anti-Dilution Agreement	(Previously Filed)

10.9	Non-Competition Agreement	(Previously Filed)

10.10	Press Release	(Previously Filed)

10.11	Resignation of Steven L. Sample	(Previously Filed)

10.12	Resignation of V. Weldon Hewitt	(Previously Filed)

10.13	Resignation of Dan Rigdon	(Previously Filed)

10.14	Resignation of Patricia Ann Arnold	(Previously Filed)

All Previously Filed documents can be found in the exhibits to the Company’s Form 8-K filed 1-19-2016 and located at the SEC website at:

https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm or at the Company’s website under the “SEC” heading at http://www.acacia.bz/sec/sec.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Diversified Holdings, Inc.

Date: March 30, 2016	By:	/s/ Richard K. Pertile
Richard K. Pertile, Chief Executive Officer

MariJ AGRICULTURAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

KWCO, P.C.
Certified Public Accountants
1931 E. 37th Street, Suite 7
Odessa, Texas 79762
(432) 363-0067
Fax (432) 363-0376

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors, Stockholders and Members
MariJ Agricultural, Inc. and JR Cannabis Industries, LLC
Clearwater, Florida

Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of MariJ Agricultural, Inc. (the “Company”), which is comprised of the consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statements of operations, members’/stockholders’ equity, and cash flows for the periods then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

/s/KWCO, P.C.

Odessa, Texas
March 30, 2016

MariJ AGRICULTURAL, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

ASSETS	2015	2014
Current Assets
Cash and cash equivalents	$221,174	$293,158
Accounts receivable	147,700	-
Accounts receivable-related party	-	100
Prepaid expenses	21,069	15,512
Total Current Assets	389,943	308,770
Equipment, net of accumulated depreciation of $25,325 and $881 in 2015 and 2014, respectively	513,753	341,675
Security deposits	2,577	-
Total Assets	$906,273	$650,445

LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY
Current Liabilities
Related party payable	$-	$43,834
Accounts payable and accrued liabilities	12,315	79,034
Total Current Liabilities	12,315	122,868

Commitments & Contingencies	-	-

Members’/Stockholders’ Equity
Common stock, $0.001 par value, 1,000,000 shares authorized; 666,950 and 520,000 shares issued and outstanding, respectively	667	520
Additional paid-in capital	2,207,708	1,229,755
Members’ equity (deficit)	20,687	(27,694)
Retained deficit	(1,335,104)	(675,004)
Total Members’/Stockholders’ Equity	893,958	527,577
Total Liabilities and Members’/Stockholders’ Equity	$906,273	$650,445

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	2015	2014
Revenues
Extraction fees	$255,508	$-
Total revenues	255,508	-
Costs and expenses
Cost of sales, including depreciation expense of $22,595	130,237	-
General and administrative	735,241	700,950
Depreciation and amortization	1,849	881
Total costs and expenses	867,327	701,831
Operating loss before other income (expense)
and income taxes	(611,819)	(701,831)
Other income (expense)
Other income	-	100
Interest expense	-	(1,167)
Total other income (expense)	-	(1,067)
Income taxes	-	-
Net (loss)	$(611,819)	$(702,898)

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF MEMBERS’/STOCKHOLDERS’ EQUITY
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	Members’ (Deficit) Equity		Common Stock		Additional Paid-in	Retained
	Units	Amount	Shares	Par Value	Capital	Deficit	Total
Founders’ shares, issued February 5, 2014	-	$-	275,000	$275	$-	$-	$275

Sale of Common Stock	-	-	200,750	201	986,799	-	987,000
Stock Issued for Services	-	-	44,250	44	242,956	-	243,000
Units issued LLC	10,000	200	-	-	-	-	200
Net (Loss)	-	(27,894)	-	-	-	(675,004)	(702,898)
Balance December 31, 2014	10,000	(27,694)	520,000	520	1,229,755	(675,004)	527,577
Sale of MariJ Common Stock	-	-	127,200	127	780,473		780,600
Stock Issued for Services	-	-	19,750	20	197,480	-	197,500
Units issued LLC	3,000	100	-	-	-	-	100
Cancelled Units	(5,000)	-	-	-	-	-	-
Net Income (loss)	-	48,281	-	-	-	(660,100)	(611,819)
Balance December 31, 2015	8,000	$20,687	666,950	$667	$2,207,708	$(1,335,104)	$893,958

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	2015	2014
Cash flows from operating activities
Net loss	$(611,819)	$(702,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,444	881
Common stock issued for services	197,500	243,275
Changes in operating assets and liabilities
Accounts receivable	(147,700)	-
Accounts receivable related party	100	(100)
Deposits and prepaid expenses	(8,135)	(15,512)
Related party payable	(43,834)	43,834
Accounts payable and accrued liabilities	(11,978)	24,113
Net cash used in operating activities	(601,422)	(406,407)
Cash flows from investing activities
Purchase of property and equipment	(196,341)	(342,556)
Accounts payable, equipment purchase	(54,921)	54,921
Net cash used in investing activities	(251,262)	(287,635)
Cash flows from financing activities
Sale of common stock	780,600	987,000
Sale of member units	100	200
Net cash provided by financing activities	780,700	987,200
Net increase (decrease) in cash and cash equivalents	(71,984)	293,158
Cash, beginning of year	293,158	-
Cash, end of year	$221,174	$293,158

Supplemental Disclosure of Cash Flow Information
Cash paid during period for:
Interest	$-	$1,167
Income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - THE COMPANY

MariJ Agricultural, Inc. (“MariJ” or the “Company”) was incorporated on February 5, 2014 in the state of Florida. MariJ has one location in Clearwater, FL. MariJ is an entity that is raising capital to build a service provider system to service cannabis growers in America and to have sufficient capital to itself become a cannabis grower. MariJ will provide oil extraction services to licensed cannabis growers and will provide other services to licensed entities, including packaging and dispensing the oil and other byproducts of the oil. Ultimately, MariJ intends to also extract and process oils from its own grow facilities if it is successful in obtaining a growers license in one or more venues.  MariJ’s activities were limited to raising capital and paying startup expenses such as legal and professional fees, marketing expenses, consultants, etc., until October 2015 when MariJ entered into an extraction services contract with a Longmont, Colorado company.  All revenues reflected in the statement of operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

JR Cannabis Industries, LLC (“JR”) was formed on February 5, 2014 in the state of Florida and has one location in Clearwater, FL. JR is a service business providing administration and management services in coordination with the activities of MariJ.

Generally accepted accounting principles require the “primary beneficiary” of a variable interest entity (“VIE”) to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by the entity.

Using these criteria, the Company has identified that JR is a VIE and that MariJ is the primary beneficiary because JR has an insufficient amount of equity to carry out its operations without financial support from MariJ. In addition, MariJ has the power to direct the activities of JR that most significantly impact JR’s economic performance and MariJ also has the obligation to absorb losses of JR due to the management fee agreement between the two entities. As a result, generally accepted accounting principles require that the accounts of JR be consolidated into those of MariJ. These financial statements consolidate JR as required by generally accepted accounting principles.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION – The accompanying consolidated financial statements include the accounts of MariJ and JR. All intercompany transactions and account balances have been eliminated in the accompanying consolidated financial statements.

The Company has elected to prepare its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) with December 31, as its year-end.  The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

USE OF ESTIMATES - Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions about current, and for some estimates, future economic and market conditions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

 MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

CASH AND CASH EQUIVALENTS - The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains its cash balances in high credit quality financial institutions. Cash balances did not exceed the National Credit Union Association (NCUA) insured limit at December 31, 2015 and 2014, respectively.

ACCOUNTS RECEIVABLE - Trade receivables include charges to licensed growers for extracting cannabis oils from their plants as well as the sale of extracted hemp oil to be used in various products including supplement sprays, lotions and other products. The carrying value of the Company’s receivables, net of allowance for doubtful accounts, represents their estimated net realizable value.  The Company does not estimate an allowance for doubtful accounts as the Company’s management believes the receivable balance will be fully collectible subsequent to year end.

RELATED PARTY RECEIVABLE - The Company issued 10,000 founding member units for $200 related to the formation of JR Cannabis during the period ended December 31, 2014. Of this amount, 5,000 units were retired in September 2015, when a unit holder resigned and forfeited his units. In 2015, 3,000 units were issued in exchange for $100.

EQUIPMENT - Equipment is stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to five years.  Depreciation expense for the years ended December 31, 2015 and 2014 totaled $24,444 and $881, respectively.

CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company maintains cash balances at financial institutions, which at times exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these instruments. Accrued liabilities as of December 31, 2015 and 2014 included amounts due to vendors and service providers in the amounts of $12,315 and $79,034, respectively.

FAIR VALUE ESTIMATES – The Company has adopted FASB ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair measurement and enhances disclosure requirements for fair measure.  The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for the identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

COMPENSATED ABSENCES - The Company has not accrued a liability in accordance with FAS 43 (ASC 710), as the amount of the liability cannot be reasonably estimated at December 31, 2015 and 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

REVENUE RECOGNITION – Revenues are recognized when the extraction services are performed and billed.

INCOME TAXES - The Company files federal, state and foreign income tax returns in accordance with the applicable rules of each jurisdiction. We account for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. The provision for income taxes includes federal, state and local income taxes currently payable, as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable amounts in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.  In accordance with ASC 740, we recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company currently has substantial net operating loss carryforwards.  The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

CONTINGENCIES - Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is possible that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of range of possible loss if determinable and material, would be disclosed.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others.  These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, and indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

STOCK BASED COMPENSATION – Certain contractors, consultants and employees received common stock for services rendered in 2015 and 2014.   Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

During the years ended December 31, 2015 and 2014, the Company issued common stock valued at $197,500 and $243,275, respectfully, for services rendered by employees and other individuals.  The Company issued no stock options or warrants in 2015 or 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with ASC Topic360-10-05, “Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying value of property, plant and equipment and definite-lived assets whenever a change in circumstances indicates that the carrying value may not be recoverable from the undiscounted future cash flows from operations.  If an impairment exists, the net book values are reduced to fair values as warranted.

RECENT ACCOUNTING PRONOUNCEMENTS – The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

SUBSEQUENT EVENTS - We have evaluated subsequent events from the balance sheet date through March 16, 2016, the date at which the financial statements were available to be issued, and determined there are no other items to disclose, except as indicated in these notes.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer (“CEO”) and majority stockholder of MariJ has provided monies to pay the initial operating expenses when business activities initiated in March 2014.  Subsequently, operating expenses were funded by sales of common stock.   JR Cannabis members at December 31, 2014 were owed $43,834 for contract services rendered.  These amounts were paid to members in 2015.

Total payments to officer shareholders and managing members are as follows:

	2015	2014
Rick Pertile, CEO	$141,917	$84,741
Kim Edwards, COO	51,500	32,000
Joe Sansonetti, (former COO)	91,582	89,423

Rick Pertile, CEO, was issued 275,000 common shares by MariJ on February 5, 2014, valued at $275 (par value of common shares) and in May 2014, was issued 5,000 common shares for services rendered, which were valued a $20,000.

JR provides administration and management for all customary activities of businesses like that of MariJ. In return for the management services provided by JR, MariJ pays JR a management fee of $20,000 monthly plus JR’s reasonable, ordinary and necessary business expenses incurred in the normal course of performing its management duties. During the years ended December 31, 2015 and 2014, total management fees were $399,009 and 345,489. These amounts were eliminated in the consolidated statement of operations.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consist of the following:
	2015	2014
Insurance	$15,869	$7,302
Rent	2,700	835
Promotional Products	-	7,375
Shareholder meeting deposit	2,500	-
	$21,069	$15,512

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - EQUIPMENT

Equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates intended to depreciate the costs of assets over their estimated useful lives. Upon retirement or sale of property and equipment, the cost of the disposed assets and related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to selling, general and administrative expenses. Expenditures for normal repairs and maintenance are charged to expense as incurred.

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

Equipment consisted of the following at December 31, 2015 and 2014:

	2015			2014
	Mari J	JR Cannabis	Total	Mari J	JR Cannabis	Total
Extraction equipment	$328,232	$463	$328,695	$219,776	$-	$219,776
Vehicles	199, 142	-	199,142	113,250	-	113,250
computers & equipment	-	6,241	6,241	-	4,530	4,530
Website domain	5,000	-	5,000	5,000	-	5,000
Less accumulated depreciation	(22,595)	(2,730)	(25,325)	-	(881)	(881)
Totals	$509,779	$3,974	$513,753	$338,026	$3,649	$341,675

NOTE 6 - INCOME TAXES

MariJ is a corporation that is taxed as such in accordance with the Internal Revenue Code. Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

As of December 31, 2015, MariJ had a net operating loss carryforward of approximately $898,118, which will expire beginning in 2034.  A valuation allowance has been provided for the deferred tax asset as it is uncertain whether the Company will have future taxable income. A reconciliation of the benefit (expense) for income taxes with amounts determined by applying the statutory federal income rate of (34%) to the loss before income taxes is as follows:

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6 - INCOME TAXES – (Continued)

	2015	2014
Net Operating Income (Loss)	$(611,819)	$(702,898)

Benefit (expense) for income taxes computed using the statutory rate of 34%	208,018	238,985
Non-deductible expense	(51,146)	(92,197)
Change in valuation allowance	(156,872)	(146,788)
Provision for income taxes	$-	$-

Significant components of MariJ's deferred tax assets and liabilities at December 31, 2015 and 2014 are as follows:

	2015	2014
Total deferred tax assets – net operating loss carryforward	$303,660	$146,788
Valuation allowance	(303,660)	(146,788)
	$-	$-

At December 31, 2015, the net operating loss (“NOL”) carryforwards expiring through 2035 were as follows:

Expiring December 31,	Amount of NOL Expiring
2034	$431,730
2035	461,388
$893,118

JR Cannabis Industries, LLC, with the consent of the members, has elected under the Internal Revenue Code to be treated as a limited liability company. As a result, the members are personally taxed on their distributive share of JR Cannabis Industries, LLC’s income, whether or not that income is actually distributed. Therefore, the consolidated financial statements do not include any provision for income taxes for the periods ended December 31, 2015 and 2014.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 740, "Income Taxes." This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more‐likely‐than‐not to be sustained upon examination by taxing authorities. This standard does not have a material effect on the Company’s financial position nor results of operations. As of December 31, 2015 open Federal income tax years subject to examination include the tax periods ended December 31, 2015 and 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

During the years ended December 31, 2015 and 2014, respectively, the Company issued common stock to individuals, including employees, valued at $197,500 and $243,275, respectfully for services rendered.  Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Additionally, sales of common stock were as follows; 127,200 shares for $780,600 and 200,750 shares for $987,000 in 2015 and 2014, respectfully.

NOTE 8 – OPERATING LEASES

The Company leases office space and has extended their lease through October 31, 2017.  Future minimum lease payments under these operating leases are:

Year	Amount
2016	$36,762
2017	26,364
$63,126

Rent expense was approximately $21,992 and $7,006 for the years ending December 31, 2015 and 2014, respectfully.

NOTE 9 - SUBSEQUENT EVENTS

On January 15, 2016 with an effective date of January 4, 2016 Acacia Diversified Holdings, Inc. (“Acacia”) acquired the assets and business of MariJ Agricultural, Inc., a Florida corporation. Those assets and business were placed into the Company’s new subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ”). While MariJ Agricultural had only began revenue-producing operations in October of 2015, it is anticipated to expand its operations and revenues substantially in 2016 as an Acacia subsidiary following planned capital expansion based on success in raising the funding necessary to fuel those plans.

On January 15, 2016 with an effective date of January 4, 2016 Acacia acquired the assets and business of JR Cannabis Industries, LLC. Acacia has determined that it will not operate an entity utilizing the JR Cannabis Industries assets per se, since it primarily served as a servicing organization to MariJ Agricultural and is no longer needed.

COMBINED PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The assets acquired include, among other things, equipment, intellectual property, including trade secrets, and cash.  As consideration for the Assets, the Company issued to the former shareholders and members of the MariJ Group 2,474,850, new shares of its common stock.  Canna-Cures and TropiFlora had no operations, assets or liabilities as of December 31, 2015 or for the year ended December 31, 2015.

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ for the year ended December 31, 2015.

As of the transaction date Acacia had no revenue producing operations.  The above-described transaction will be accounted for as a purchase transaction by Acacia.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

The pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined company’s financial position would have been if such transaction had occurred on the above mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

ACACIA DIVERSIFIED HOLDINGS, INC.
PRO FORMA COMBINING BALANCE SHEET
DECEMBER 31, 2015

		MARIJ	PRO FORMA		PRO FORMA
ASSETS	ACACIA	GROUP	ADJUSTMENTS		COMBINED

Current Assets
Cash and cash equivalents	$180,854	$221,174	$(12,315)	(4)	$389,713
Accounts receivable	-	147,700	-		147,700
Prepaid expenses	3,434	21,069	-		24,503

Total Current Assets	184,288	389,943	(12,315)		561,916

Equipment, net of accumulated
depreciation of $44,332 and $25,325,
respectively	51,528	513,753	-		565,281

Other Assets	841	2,577	-		3,418

Total Assets	$236,657	$906,273	$(12,315)		$1,130,615

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued
liabilities	$6,973	$12,315	$(12,315)	(4)	$6,973

Total Current Liabilities	6,973	12,315	(12,315)		6,973

Stockholders' Equity

Common stock, $0.001 par value,
12,955,406 shares issued and
outstanding and 15,430,256 issued
and outstanding on a pro forma
basis.	12,955	667	1,808	(3)	15,430

Additional paid-in capital	12,034,270	2,207,708	(1,335,104)	(1)	-
	-	-	20,687	(2)	-
	-	-	(1,808)	(3)	12,925,753
	-	-	-		-
Members' equity	-	20,687	(20,687)	(2)	-
Retained (deficit)	(11,817,541)	(1,335,104)	1,335,104	(1)	(11,817,541)
Total Stockholders' Equity	229,684	893,958	-		1,123,642
Total Liabilities and Stockholders' Equity	$236,657	$906,273	$(12,315)		$1,130,615

ACACIA DIVERSIFIED HOLDING, INC.
PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

		MARIJ	PRO FORMA
	ACACIA	GROUP	COMBINED

Revenue	$-	$255,508	$255,508

Costs and expenses
Cost of sales, including depreciation
expense of $22,595	-	130,237	130,237

General and administrative	926,312	735,241	1,661,553

Depreciation	6,110	1,849	7,959

Total costs and expenses	932,422	867,327	1,799,749

Operating (loss) before other expense
and income taxes	(932,422)	(611,819)	(1,544,241)

Other (expense)
Interest expense	(14,666)	-	(14,666)

(Loss) before income taxes	(947,088)	(611,819)	(1,558,907)

Income taxes	-	-	-

(Loss) from continuing operations	$(947,088)	$(611,819)	$(1,558,907)

Gain on discontinued operations
Gain on discontinued operations net	225,863	-	225,863
Gain on disposition of discontinue
operations	1,249,630	-	1,249,630
Net gain from discontinued operations	1,475,493	-	1,475,493
Net income (loss)	$528,405	$(611,819)	$(83,414)

Pro Forma (loss) per share
(Loss) from continuing operations			$(0.10)
Income from discontinued
operations			0.09
Net income (loss) per share			$(0.01)
Pro forma weighted average number of
common shares outstanding			15,294,871

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO PRO FORMA COMBINING FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ Agricultural, Inc. and JR Cannabis Industries, LLC as of December 31, 2015 and for the year ended December 31, 2015.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

These pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined company’s financial position would have been if such transaction had occurred on the above-mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

(1)	Re-class MariJ Group retained deficit to paid-in capital so that ending retained deficit reflects only the retained deficit of Acacia.

(2)	Re-class members’ equity from JR Cannabis Industries, LLC.

(3)	Re-class sufficient par value from paid-in capital to reflect par value of 15,430,256 common shares outstanding after the acquisition at $0.001 per share.

(4)	Offset MariJ Group’s accrued liabilities against its cash balance, as Acacia assumed no liabilities of the MariJ Group.